UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): 10/07/2020

Turner Valley Oil & Gas, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

317 Sidney Baker South Suite 400-264 Kerrville, TX 78028

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-281-826-4289

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as “We”, “Us” and “Our”. This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like “believe”, “expect”, “anticipate”, “intends”, “estimates”, “forecast”, “projects”, and similar expressions.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 7th, Turner Valley Oil and Gas, Inc. entered into a Purchase and Sale Agreement to acquire 100% of the membership interests in Bloomi Labs LLC in an all equity for equity transaction. Bloomi Labs LLC is a proprietary CBD product development company with a flagship product called BloomiClean™ a ethyl-based hand sanitizer infused with 100 mg of CBD, aloe vera and vitamin E. The material terms of this agreement are as follows:

Turner Valley Oil and Gas, Inc. D.B.A. Turner Venture Group, Inc. (“TVOG”), is a United States (Nevada) corporation. TVOG is currently pursuing synergistic acquisitions as a Venture Holding Company that acquires equity interests in innovative products and companies within the health, wellness, sanitation, infrastructure and supply chain technology segments.

TVOG and Bloomi Labs, LLC (“BLL”) are mutually interested in a partnership with BLL for the acquisition of BLL by TVOG. We are pleased to present the following terms and conditions under which this acquisition could occur.

To that end, TVOG offers the following acquisition transaction and financial considerations to BLL:

1. Acquisitions:

General Terms:

1.1.1.	TVOG will acquire BLL as per the terms herein as a wholly owned subsidiary in which BLL will continue to operate as is and under the current brand.

1.1.2.	TVOG will issue $15,000.00 in TVOG common stock at $0.005 or 3,000,000 shares distributed equally to BLL unit holders in exchange for all Membership Interests of Bloomi Labs LLC

1.2.	Bloomi Labs LLC

1.2.1.	Current Assets:

1.2.1.1.	Company Theme and Concept

1.2.1.2.	Proprietary CBD Hand Sanitizer formula

1.2.1.3.	Branded labels and logo design

1.2.1.4.	Existing JV Partner for scaling up production

1.2.1.5.	Manufacturing Profit Sharing Agreement

1.2.1.6.	Social Media Marketing Strategy with influences and celebrity endorsements options

1.2.1.7.	Relationships with Industry Experts

1.2.1.8.	Warehousing and shipping solution long term and short term

1.2.1.9.	BloomiClean.com website

1.2.1.10.	Social media accounts including:

1.2.1.10.1.	Twitter @BloomiClean

1.2.1.10.2.	InstaGram @GoBloomiClean

1.2.1.10.3.	Facebook @BloomiClean

1.2.1.11.	“Essential Infrastructure” in place or easily initiated

1.2.1.12.	Target customers and any revenue generation to date

1.2.1.13.	Target distributors

2. Closing and Effective Dates

2.1.	The closing shall occur upon execution of this Purchase and Sale Agreement.

3. Management

3.1.	James B. Smith shall become the sole Manager of BLL

3.2.	Neither party will interfere with the daily management of the other and each will cooperate fully in implementing any and all actions to further the business goals of the other.

2

4. Expenses

4.1.	Each party hereto will bear its own expenses in connection with the proposed transaction described in this agreement.

4.2.	BLL will be audited as part of the closing conditions. Internal accounting for any data is the responsibility of BLL. All audit costs are the responsibility of TVOG.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on 10/09/2020 to provide investors with updates regarding this acquisition. The update is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on 10/9/2020

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Turner Valley Oil and Gas, Inc.

Dated: 10/09/20	By:	/s/ James B. Smith
James B. Smith,
President/CEO/Director

4